Exhibit 99.1
NEWS RELEASE
One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.thegeog roupinc.com

CR-08-27
THE GEO GROUP REPORTS THIRD QUARTER 2008 RESULTS
•	3Q GAAP Income from Continuing Operations Increased to $15.9 Million — $0.31 EPS
•	3Q Pro-Forma Income from Continuing Operations Increased to $17.7 Million — $0.34 EPS
•	3Q Operating Revenue Increased to $251.9 Million from $232.9 Million
•	Confirms 4Q08 Earnings Guidance — Pro Forma EPS Range of $0.34 to $0.36
Boca Raton, Fla. — November 3, 2008 — The GEO Group (NYSE: GEO) (“GEO”) today reported third quarter and year-to-date 2008 financial results. GEO reported third quarter 2008 GAAP income from continuing operations of $15.9 million, or $0.31 per share, based on 51.8 million diluted weighted average shares outstanding compared to $12.2 million, or $0.24 per share, based on 51.8 million diluted weighted average shares outstanding in the third quarter of 2007. For the first nine months of 2008, GEO reported GAAP income from continuing operations of $42.9 million, or $0.83 per share, based on 51.8 million diluted weighted average shares outstanding compared to $29.4 million, or $0.61 per share, based on 48.3 million diluted weighted average shares outstanding for the first nine months of 2007.
Third quarter 2008 pro forma income from continuing operations increased to $17.7 million, or $0.34 per share, based on 51.8 million diluted weighted average shares outstanding from pro forma income from continuing operations of $13.8 million, or $0.27 per share, based on 51.8 million diluted weighted average shares outstanding in the third quarter of 2007. For the first nine months of 2008, pro forma income from continuing operations increased to $47.4 million, or $0.91 per share, on 51.8 million diluted weighted average shares outstanding from pro forma income from continuing operations of $36.1 million, or $0.75 per share, based on 48.3 million diluted weighted average shares outstanding for the first nine months of 2007.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our third quarter earnings results which show strong year-over-year growth. Our three business units continue to deliver sound operational and financial results, and the demand outlook for our industry continues to strengthen. Our pipeline of new projects under development scheduled for opening between 2009 and mid 2010 now totals more than 7,500 beds, which represents a 14 percent increase over our existing beds under management.”
Pro forma income from continuing operations excludes the items set forth in the table below, which presents a reconciliation of pro forma income from continuing operations to GAAP income from continuing operations for the third quarter and first nine months of 2008. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma income from continuing operations.

Table 1. Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations

(In thousands except per share data)	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	28-Sep-08	30-Sep-07	28-Sep-08	30-Sep-07
Income from continuing operations	$15,857	$12,156	$42,902	$29,393
Start-up/transition expenses, net	1,769	1,684	4,224	3,769
International bid and proposal expenses, net	51	—	246	—
Write off deferred financing fees, net	—	—	—	2,972

Pro forma income from continuing operations	$17,677	$13,840	$47,372	$36,134

Diluted earnings per share
Income from continuing operations, net	$0.31	$0.24	$0.83	$0.61
Start-up/transition expenses, net	0.03	0.03	0.08	0.08
International bid and proposal expenses, net	—	—	—	—
Write off deferred financing fees, net	—	—	—	0.06

Diluted pro forma earnings per share	$0.34	$0.27	$0.91	$0.75

Weighted average shares outstanding	51,803	51,770	51,820	48,320
Revenue
GEO reported third quarter 2008 revenue of $265.4 million compared to $266.1 million in the third quarter of 2007. Exclusive of pass-through construction revenues, GEO reported third quarter 2008 operating revenues of $251.9 million compared to $232.9 million for the third quarter of 2007. U.S. Corrections revenue for the third quarter of 2008 increased to $189.0 million from $169.4 million for the third quarter of 2007. International Services revenue for the third quarter of 2008 increased to $34.1 million from $33.5 million for the third quarter of 2007. GEO Care revenue for the third quarter of 2008 decreased to $28.8 million from $30.0 million for the third quarter of 2007.
For the first nine months of 2008, GEO reported revenue of $821.0 million compared to $759.5 million for the first nine months of 2007. Exclusive of pass-through construction revenues, GEO reported operating revenues of $746.5 million for the first nine months of 2008 compared to $678.3 million for the first nine months of 2007. U.S. Corrections revenue for the first nine months of 2008 increased to $553.0 million from $502.8 million for the first nine months of 2007. International Services revenue for the first nine months of 2008 increased to $104.4 million from $95.7 million for the first nine months of 2007. GEO Care revenue for the first nine months of 2008 increased to $89.1 million from $79.9 million for the first nine months of 2007.
Adjusted EBITDA
Third quarter 2008 Adjusted EBITDA increased to $42.6 million from $37.4 million in the third quarter of 2007. Adjusted EBITDA for the first nine months of 2008 increased to $119.2 million from $104.0 million for the first nine months of 2007. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA. The following table presents a reconciliation from Adjusted EBITDA to GAAP Net income for the third quarter and first nine months of 2008.

Table 2. Reconciliation from Adjusted EBITDA to GAAP Net Income
(In thousands)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	28-Sep-08	30-Sep-07	28-Sep-08	30-Sep-07
Net income	$15,859	$12,738	$42,465	$30,368
Discontinued operations	(2)	(582)	437	(975)
Interest expense, net	5,431	6,055	16,087	21,513
Income tax provision	8,835	7,281	24,951	17,288
Depreciation and amortization	9,512	9,177	28,041	24,927

EBITDA	$39,635	$34,669	$111,981	$93,121

Adjustments, pre-tax
Start-up/transition expenses	2,844	2,716	6,829	6,081
International bid and proposal expenses	82	—	394	—
Write off deferred financing fees	—	—	—	4,794

Adjusted EBITDA	$42,561	$37,385	$119,204	$103,996

Adjusted Free Cash Flow
Adjusted Free Cash Flow for the third quarter of 2008 decreased to $26.4 million from $27.2 million for the third quarter of 2007. Adjusted Free Cash Flow for the first nine months of 2008 increased to $71.0 million from $61.0 million for the first nine months of 2007. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Free Cash Flow.
The following table presents a reconciliation from Adjusted Free Cash Flow to GAAP income from continuing operations for the third quarter and first nine months of 2008.
Table 3. Reconciliation of Adjusted Free Cash Flow to GAAP Income from Continuing Operations
(In thousands)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	28-Sep-08	30-Sep-07	28-Sep-08	30-Sep-07
Income from Continuing Operations	$15,857	$12,156	$42,902	$29,393
Depreciation and Amortization	9,512	9,177	28,041	24,927
Income Tax Provision	8,835	7,281	24,951	17,288
Income Taxes Paid	(7,850)	(3,028)	(26,056)	(16,745)
Stock Based Compensation Included in G&A	1,103	1,020	2,906	2,374
Maintenance Capital Expenditures	(4,051)	(2,499)	(9,272)	(7,796)
Equity in Earnings of Affiliates, Net of Income Tax	(778)	(591)	(2,009)	(1,480)
Minority Interest	95	90	297	281
Amortization of Debt Costs and Other Non-Cash	720	913	2,055	1,865
Interest Write-off of Deferred Financing Fees	—	—	—	4,794
Start-up/transition expenses	2,844	2,716	6,829	6,081
International bid and proposal expenses	82	—	394	—

Adjusted Free Cash Flow	$26,369	$27,235	$71,038	$60,982

Confirms 4Q08 Earnings Guidance
GEO is confirming its fourth quarter 2008 earnings guidance in a pro forma range of $0.34 to $0.36 per share based on estimated operating revenues in the range of $257 million to $263 million, exclusive of $0.02 per share in after-tax start-up expenses and pass-through construction revenues.
GEO expects full-year 2008 earnings to be in a pro forma range of $1.25 to $1.27, exclusive of $0.10 per share in after-tax start-up expenses and after-tax international bid and proposal expenses.
Business Development Update
On October 21, 2008, GEO received a Notice of Intent to Award contracts from the State of Florida, Department of Management Services for the design, construction, and operation of a new 2,000-bed special needs prison to be located in Santa Rosa County, Florida. Under the award, GEO will begin the design and construction, through tax-exempt bonds, of a new $120.0 million 2,000-bed prison that will be lease-purchase financed and owned by the State of Florida. GEO will begin management and operation of the prison upon its completion by the end of the second quarter of 2010.
The management and operation of the prison will be jointly provided by GEO and GEO Care, GEO’s wholly-owned mental healthcare subsidiary. The management contract will have a minimum occupancy guarantee of 90 percent and an initial term of three years which may be renewed for successive two-year periods. The management contract is expected to generate approximately $28.0 million in annual operating revenues for GEO, exclusive of debt service payments. Under a subcontract, GEO Care will be responsible for the provision of medical and mental health treatment for the special-needs inmate population. GEO Care’s subcontract is expected to generate approximately $20.0 million in annual revenues. On a combined basis, the contracts will generate approximately $48.0 million in annualized revenues.
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) today to discuss GEO’s third quarter 2008 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-800-659-1942 and the international call-in number is 1-617-614-2710. The participant pass-code for the conference call is 44446275. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until December 3, 2008 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 10053474. GEO will discuss Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from Non-GAAP (“Pro Forma”) basis information to GAAP basis results may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.
About The GEO Group, Inc.
The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of 67 correctional and residential treatment facilities with a total design capacity of approximately 64,000 beds, including projects under development.
Important Information on GEO’s Non-GAAP Financial Measures
Pro forma income from continuing operations, Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures. Pro forma income from continuing operations is defined as income from continuing operations excluding start-up/transition expenses, international bid and proposal expenses, and deferred financing fees as set forth in Table 1 above. Adjusted EBITDA is defined as EBITDA excluding start-up/transition expenses, international bid and proposal expenses, and deferred financing fees as set forth in Table 2 above. Adjusted Free Cash Flow is defined as income from continuing operations after giving effect to the items set forth in Table 3 above. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included above in Tables 1, 2, and 3, respectively. GEO believes that these financial measures are important operating measures that supplement discussion and analysis of GEO’s financial results derived in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with GEO’s consolidated financial statements and related notes included in GEO’s filings with the Securities and Exchange Commission.

Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2008 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.
Third quarter and nine months financial tables to follow:

THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED
SEPTEMBER 28, 2008 AND SEPTEMBER 30, 2007
(In thousands, except per share data)
(UNAUDITED)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
Revenues	$265,407	$266,119	$821,006	$759,496
Operating expenses	209,511	215,897	658,912	615,931
Depreciation and amortization	9,512	9,177	28,041	24,927
General and administrative expenses	16,944	16,054	51,825	46,849

Operating income	29,440	24,991	82,228	71,789
Interest income	1,878	2,296	5,580	6,536
Interest expense	(7,309)	(8,351)	(21,667)	(28,049)
Write off of deferred financing fees from extinguishment of debt	—	—	—	(4,794)

Income before income taxes, minority interest, equity in earnings of affiliate and discontinued operations	24,009	18,936	66,141	45,482
Provision for income taxes	8,835	7,281	24,951	17,288
Minority interest	(95)	(90)	(297)	(281)
Equity in earnings of affiliate, net of income tax expense of $276, $258, $819 and $690	778	591	2,009	1,480

Income from continuing operations	15,857	12,156	42,902	29,393
Income (loss) from discontinued operations, net of tax expense (benefit) of $1, $373, $(272) and $620	2	582	(437)	975

Net income	$15,859	$12,738	$42,465	$30,368

Weighted-average common shares outstanding:
Basic	50,626	50,331	50,495	46,853

Diluted	51,803	51,770	51,820	48,320

Income per common share:
Basic:
Income from continuing operations	$0.31	$0.24	$0.85	$0.63
Income (loss) from discontinued operations	0.00	0.01	(0.01)	0.02

Net income per share-basic	$0.31	$0.25	$0.84	$0.65

Diluted:
Income from continuing operations	$0.31	$0.24	$0.83	$0.61
Income (loss) from discontinued operations	0.00	0.01	(0.01)	0.02

Net income per share-diluted	$0.31	$0.25	$0.82	$0.63

The GEO Group, Inc.
Operating Data

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
*Revenue-producing beds	53,144	49,900	53,144	49,900
*Compensated man-days	4,531,273	4,302,185	13,464,433	12,715,398
*Average occupancy[1]	97.0%	96.8%	97.0%	97.0%

*	Includes International Services and GEO Care.

[1]	Does not include GEO’s idle facilities.

THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 28, 2008 AND DECEMBER 30, 2007
(In thousands)

	September 28, 2008	December 30, 2007
	(Unaudited)
ASSETS
Current Assets Cash and cash equivalents	$26,613	$44,403
Restricted cash	13,106	13,227
Accounts receivable, less allowance for doubtful accounts of $325 and $445	191,667	172,291
Deferred income tax asset	19,705	19,705
Other current assets	13,741	14,892

Total current assets	264,832	264,518

Restricted Cash	20,852	20,880
Property and Equipment, Net	853,628	783,612
Assets Held for Sale	1,265	1,265
Direct Finance Lease Receivable	38,632	43,213
Deferred income tax assets, net	4,918	4,918
Goodwill and Other Intangible Assets, Net	35,635	37,230
Other Non Current Assets	33,858	36,998

	$1,253,620	$1,192,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities Accounts payable	$54,648	$48,661
Accrued payroll and related taxes	25,228	34,766
Accrued expenses	77,601	85,528
Current portion of capital lease obligations, long-term debt and non-recourse debt	18,272	17,477

Total current liabilities	175,749	186,432

Deferred Income Tax Liability	223	223
Minority Interest	1,804	1,642
Other Non Current Liabilities	29,177	30,179
Capital Lease Obligations	15,295	15,800
Long-Term Debt	345,904	305,678
Non-Recourse Debt	114,687	124,975
Total shareholders’ equity	570,781	527,705

	$1,253,620	$1,192,634